Exhibit 99.1

May 6, 2010

For Immediate Release

Sport Supply Group Reports Third Quarter Fiscal 2010 Financial Results

Sport Supply Group, Inc. (NASDAQ – RBI) today reported results for its third fiscal quarter ended March 31, 2010. Financial highlights for the quarter include:

•	Net Sales increase 2.8% to $65.5 million vs. $63.7 million in prior year period
•	Gross Margins increase 70 basis points to 36.1% vs. 35.4% in prior year period
•
Net Income decreases 8.5% to $3.2 million vs. $3.5 million in prior year period, principally due to $1.1 million of legal, professional and other expenses related to the pending merger agreement with affiliates of ONCAP Investment Partners II L.P. and a $0.9 million decrease in tax reserves for sales and use taxes related to the settlement of a tax assessment in Fiscal 2009.

•	Fully Diluted EPS decreases 3.8% to $0.25 vs. $0.26 in prior year period
•	Adjusted Net Income per Diluted share increases 25.0% to $0.30 vs. $0.24 in the prior period
•	Adjusted EBITDA increases 6.8% to $7.2 million for the three months ended March 31, 2010 vs. $6.7 million for the comparable period in 2009

Financial Highlights for the nine months ended March 31, 2010 include:

•	Net Sales increase 4.2% to $198.5 million vs. $190.5 million in prior year period
•	Gross Margins increase 30 basis points to 36.1% vs. 35.8% in prior year period
•
Net Income decreases 4.5% to $9.2 million vs. $9.6 million in prior year period, principally due to $1.1 million of legal, professional and other expenses related to the pending merger agreement with affiliates of ONCAP Investment Partners II L.P. and $0.1 million of expenses related to other acquisition activity in Fiscal 2010 as well as the $1.4 million one-time gain from the early retirement of 5.75% notes that occurred in Fiscal 2009 and the settlement of a tax assessment in February 2009 reducing our sales and use tax reserves.

•	Fully Diluted EPS increases 2.9% to $0.70 vs. $0.68 in prior year period
•	Adjusted Net Income per Diluted share increases 24.6% to $0.76 vs. $0.61 in prior year period
•	Adjusted EBITDA increases 7.7% to $25.8 million for the trailing twelve months ended March 31, 2010 vs. $24.0 million for the comparable period in 2009
•	Net Cash Provided by Operating Activities of $18.9 million versus $3.2 million in the prior year period
•	Free Cash Flow from Operations of $18.5 million versus $2.6 million in the prior year period

Balance sheet highlights as of March 31, 2010 include:

•	Debt reduced to $3.0 million
•	Cash on hand of $2.2 million

“We are pleased to report increased sales and gross margins for the third fiscal quarter despite the continuing challenges of a difficult macroeconomic environment for spending, and, to a lesser extent, very unusual weather in the eastern half of the United States during the month of February,” stated Adam Blumenfeld, Chairman and Chief Executive Officer. “We are equally as pleased with the success of our continued debt reduction efforts, with the Company approaching debt-free levels as of March 31, 2010. This is a credit to continued vigilance in our management of inventory and receivable levels.”

Mr. Blumenfeld continued: “Since the close of the third quarter, the Company announced the completion of two transactions: the purchase of substantially all the assets of Coach’s Sports Corner of Sandusky, Ohio, and the purchase of certain assets of Greg Larson Sports of Brainerd, Minnesota. We welcome these purchased operations into the Sport Supply Group family and expect them to be fine additions to the Company. The Company intends to continue to seek out strategic partnerships, joint ventures and acquisitions where situations merit, and continue to expand its footprint in the team and institutional marketplace.”

Mr. Blumenfeld concluded: “With respect to the pending transaction with ONCAP, a division of the Onex Corporation, we remain on schedule, as previously released, for a closing during the second or third calendar quarter of 2010, subject to the holding of a special stockholders’ meeting and the satisfactory completion of closing conditions as outlined in the merger agreement.”

About Sport Supply Group

Sport Supply Group Inc. is the nation's leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 person telesales team, more than 200 direct sales professionals, 60 Platinum Resellers and a family of company-controlled websites.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Sport Supply Group’s pending merger agreement with affiliates of ONCAP Investment Partners II L.P., financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, risks and costs associated with the Company’s possible consolidation and relocation of its headquarters facilities and the transfer of the Company’s DOKS business onto a new ERP software platform, and certain other additional factors described in Sport Supply Group’s filings with the Securities and Exchange Commission.  Risks specific to the pending merger agreement with affiliates of ONCAP Investment Partners II L.P. include: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the Company may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Other unknown or unpredictable factors also could have material adverse effects on Sport Supply Group’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Information Regarding the Solicitation of Proxies

In connection with the pending merger agreement with affiliates of ONCAP Investment Partners II L.P., the Company filed a Preliminary Proxy Statement on Schedule 14A and a Schedule 13E-3 on April 12, 2010, and will file a definitive proxy statement and other related materials with the SEC at a later date. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT, THE SCHEDULE 13E-3 AND THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE), ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER.  Investors may obtain free copies of the Preliminary Proxy Statement and the Schedule 13E-3 (and the definitive proxy statement and other related materials when they become available) as well as other filed documents containing information about Sport Supply Group at http://www.sec.gov, the SEC’s free internet site.  Free copies of the Company’s SEC filings including the Preliminary Proxy Statement and the Schedule 13E-3 are also available on the Company’s internet site at http://www.sportsupplygroup.com/ under “Investors/SEC Filings.”

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the pending merger agreement with affiliates of ONCAP Investment Partners II L.P.  Information regarding the Company’s executive officers and directors is included in the Preliminary Proxy Statement filed with the SEC on April 12, 2010 under “Directors and Executive Officers of Sport Supply Group, The ONCAP Buying Group and The CBT Group.”  The Preliminary Proxy Statement also contains a description of the parties to the merger and their direct or indirect interests in the Company under “Special Factors—Parties Involved in the Merger” and “Security Ownership of Certain Beneficial Owners and Management,” respectively.

Contact:

Sport Supply Group, Inc.
John Pitts, CFO, 972-243-8100

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
( in thousands, except share and per share amounts )

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net sales	$65,539	$63,761	$198,539	$190,513
Cost of sales	41,849	41,186	126,915	122,287

Gross profit	23,690	22,575	71,624	68,226

Selling, general and administrative expenses	17,533	15,998	54,786	51,523
Merger related expenses	1,133	–	1,218	2
Operating profit	5,024	6,577	15,620	16,701

Other income (expense):
Interest income	–	2	26	118
Interest expense	(57)	(887)	(933)	(2,801)
Gain on early retirement of Notes	–	–	–	1,443
Other income	7	19	7	19

Total other expense, net	(50)	(866)	(900)	(1,221)

Income before income taxes	4,974	5,711	14,720	15,480

Income tax provision	1,764	2,201	5,530	5,857

Net income	$3,210	$3,510	$9,190	$9,623

Weighted average number of shares outstanding:
Basic	12,527,368	12,444,198	12,488,800	12,438,882
Diluted	12,922,303	14,445,737	13,833,103	15,029,850

Net income per share common share – basic	$0.26	$0.28	$0.74	$0.77
Net income per share common share – diluted	$0.25	$0.26	$0.70	$0.68

Dividends declared per share common share	$0.025	$0.050	$0.075	$0.075

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	June 30,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,191	$10,743
Accounts receivable, net	37,240	32,276
Inventories, net	28,897	33,872
Current portion of deferred income taxes	4,375	4,040
Prepaid expenses and other current assets	2,498	3,649
Total current assets	75,201	84,580
PROPERTY AND EQUIPMENT, net	7,507	8,504
DEFERRED DEBT ISSUANCE COSTS, net	97	291
INTANGIBLE ASSETS, net	5,765	6,226
GOODWILL	54,121	53,426
OTHER ASSETS, net	80	76
Total assets	$142,771	$153,103

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,267	$20,132
Accrued liabilities	8,554	7,602
Dividends payable	314	311
Current portion of long-term debt	21	28,892
Total current liabilities	32,156	56,937
DEFERRED INCOME TAX LIABILITY	4,336	4,331
OTHER LIABILITIES	531	–
NOTES PAYABLE AND OTHER LONG-TERM DEBT	3,000	–
Total liabilities	40,023	61,268
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	–	–
Common stock	126	125
Additional paid-in capital	69,186	66,526
Retained earnings	34,239	25,987
Treasury stock at cost	(803)	(803)
Total stockholders' equity	102,748	91,835

Total liabilities and stockholders' equity	$142,771	$153,103

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,190	$9,623
Adjustments to reconcile net income to cash provided by
operating activities:
Provision for uncollectible accounts receivable	730	711
Depreciation and amortization	1,974	2,120
Amortization of deferred debt issuance costs	204	1,133
Gain on early retirement of long term debt	–	(1,443)
Gain on disposals of property and equipment	(8)	–
Deferred taxes	(330)	78
Stock-based compensation expense	1,739	853
Changes in operating assets and liabilities:
Accounts receivable	(5,152)	(4,114)
Inventories	5,345	1,777
Prepaid expenses and other current assets	(375)	(1,160)
Other assets, net	(4)	22
Accounts payable	3,135	(807)
Income taxes payable / prepaid income taxes	1,526	(1,592)
Accrued liabilities	935	(4,044)

Net cash provided by operating activities:	18,909	3,157

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(436)	(520)
Proceeds from disposals of property and equipment	62	–
Cash used in business acquisitions	(1,192)	–
Net cash used in investing activities:	(1,566)	(520)

CASH FLOWS FROM FINANCING ACTIVITIES:
Retirement of long term debt	(28,856)	(19,701)
Deferred debt issuance cost	(10)	(128)
Proceeds from bank line of credit	22,125	36,773
Payments on notes payable and line of credit	(19,140)	(36,103)
Payment of dividends	(936)	(931)
Tax benefit related to the exercise of stock options	161	249
Proceeds from issuance of common stock	761	230
Net cash used in financing activities:	(25,895)	(19,611)

Net change in cash and cash equivalents	(8,552)	(16,974)
Cash and cash equivalents, beginning of period	10,743	20,531
Cash and cash equivalents, end of period	$2,191	$3,557

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$868	$1,371
Cash paid for income taxes	$4,299	$7,207

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND
ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2010	2009	2010	2009

Net Income	$3,210	$3,510	$11,483	$11,432
Provision for income taxes	1,764	2,201	7,018	7,277
Interest expense, net of interest income	57	885	1,417	3,545
Depreciation and amortization	651	700	2,654	3,060
EBITDA (a)	5,682	7,296	22,572	25,314
Other items:
Merger related expenses	1,133	–	1,218	2
Reduction in tax reserves	–	(870)	–	(870)
Gain on early retirement of Notes	–	–	–	(1,443)
Stock-based compensation expense	350	284	2,042	991
Adjusted EBITDA (a)	$7,165	$6,710	$25,832	$23,994

(a)  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation and amortization.  Adjusted EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled "Other items" which do not directly relate to the ongoing operations.  SSG management relies on EBITDA and adjusted EBITDA as primary measures to review and assess operating performance.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review EBITDA and adjusted EBITDA to evaluate SSG's overall performance and to compare SSG's current operating results with corresponding periods and with other companies.   You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOW PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW FROM OPERATIONS
(Unaudited, in thousands)

	Nine Months Ended March 31,
	2010	2009

Net cash provided by operating activities	$18,909	$3,157

Adjustments to reconcile net cash provided by operating activities to free cash flow from operations:

Capital expenditures	(436)	(520)

Free cash flow from operations (b)	$18,473	$2,637

(b)  Free cash flow from operations is a non-GAAP financial measure.  Free cash flow from operations is defined as net cash provided by (used in) operating activities less capital expenditures.  SSG management relies on free cash flow from operations as a primary measure to review and assess liquidity.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review free cash flow from operations to evaluate SSG’s overall performance and to compare SSG’s current results with corresponding periods and with other companies.  You should not consider free cash flow from operations in isolation or as a substitute for net cash provided by (used in) operating activities or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  In addition, free cash flow from operations does not necessarily represent funds available for discretionary use and is not necessarily a measure of SSG’s ability to fund its cash needs.  Because free cash flow from operations is not a measure of financial performance under accounting principles generally accepted in the United States of America and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND EARNINGS PER SHARE RECONCILIATION
 (Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

Net Income	$3,210	$3,510	$9,190	$9,623
Merger related expenses	1,133	–	1,218	2
Reduction in tax reserves	–	(870)	–	(870)
Accelerated amortization of debt issuance costs due to early retirement of Notes and early termination of a line of credit	–	322	–	657
Gain on early retirement of Notes	–	–	–	(1,443)
Tax effect of adjustments	(402)	211	(458)	626
Adjusted Net Income (c)	$3,941	$3,173	$9,950	$8,595

Weighted average number of shares outstanding:
Basic	12,527,368	12,444,198	12,488,800	12,438,882
Diluted	12,922,303	14,445,737	13,833,103	15,029,850

Adjusted net income per common share:
Basic	$0.31	$0.25	$0.80	$0.69
Diluted	$0.30	$0.24	$0.76	$0.61

(C) Adjusted Net Income and Adjusted Net Income per common share are non-GAAP financial measures.  Adjusted Net Income is calculated by adding back merger related expenses and other income and expense items that are considered by management to be one-time events.  Additionally, an adjustment has been made to reflect the tax effect of the adjustments based on the Company’s effective tax rate for the reporting period.  SSG management relies on Adjusted Net Income and Adjusted Net Income per common share as primary measures to review and assess operating performance.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review Adjusted Net Income and Adjusted Net Income per common share to evaluate SSG's overall performance and to compare SSG's current operating results with corresponding periods and with other companies.   You should not consider Adjusted Net Income and Adjusted Net Income per common share in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  Because Adjusted Net Income and Adjusted Net Income per common share are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.